Consensus Cloud Solutions, Inc.
Reports Third Quarter 2024 Results
Releases Q4 2024 and Reaffirms Full Year 2024 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported financial results for the third quarter of 2024.

“I am pleased with our Q3 results and the continued execution against our four point plan for 2024. Corporate and SoHo revenues were ahead of expectations, with Corporate revenues growing at their fastest pace in six quarters. Our continued strong operating performance and free cash flow allowed us to retire an additional $31 million of debt in the quarter and brings us very close to achieving our leverage goal. Since the program began approximately one year ago, we have retired $187 million of our debt.” said Scott Turicchi, CEO of Consensus.

THIRD QUARTER UNAUDITED 2024 HIGHLIGHTS

Q3 2024 quarterly revenues decreased by $2.8 million or 3.1% to $87.8 million compared to $90.6 million for Q3 2023. This decline was primarily due to an anticipated decrease of $5.5 million or 13.6% in our Small office home office (“SoHo”) business, partially offset by an increase of $2.7 million or 5.3% in our Corporate business.

Net income (1) decreased to $21.1 million in Q3 2024 compared to $24.0 million for Q3 2023. The decrease was primarily due to a loss of $2.1 million due to a noncash foreign exchange revaluation in Q3 2024 compared to a noncash foreign exchange revaluation gain of $3.7 million in Q3 2023, partially offset by a favorable decrease of $2.9 million in interest expense. Q3 2024 net income margin (1) was 24.1% compared to 26.5% for Q3 2023.

Earnings per diluted share (1) decreased to $1.09 or 10.7% in Q3 2024 compared to $1.22 for Q3 2023. The decrease was due to the items discussed above, which was slightly offset due to a lower share count as a result of share repurchases.

Adjusted EBITDA (3)(4) for Q3 2024 of $46.9 million decreased compared to Q3 2023 of $47.5 million primarily driven by a 3.1% decline in revenues, partially offset by the benefit of our cost saving measures. Q3 2024 Adjusted EBITDA margin (3) of 53.5% was an increase of approximately 1 percentage point over Q3 2023.

Adjusted net income (1)(2) in Q3 2024 decreased to $25.5 million from $29.7 million in Q3 2023 due to the items discussed above.

Adjusted earnings per diluted share (1)(2) for the quarter decreased to $1.31 or 13.2% compared to $1.51 for Q3 2023 primarily due to the items discussed above, which was slightly offset due to a lower share count as a result of share repurchases.

Net cash provided by operating activities in Q3 2024 decreased to $41.6 million from $60.0 million in Q3 2023. Free cash flow(5) in Q3 2024 decreased to $33.6 million from $49.9 million in Q3 2023. The decrease in these two items was primarily due to the impact on Q3 2023 of a foreign tax refund and the deferral of the Q2 and Q3 2023 federal income tax payments under the California Disaster Relief Act which were subsequently paid in Q4 2023.

Key financial results from operations for Q3 2024 versus Q3 2023 are set forth in the following table. Reconciliations of GAAP measures to comparable non-GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable / (Unfavorable)
	Q3 2024	Q3 2023	Change
Revenues	$87,753	$90,562	(3.1)%
Net income (1)	$21,120	$24,007	(12.0)%
Net income margin (1)	24.1%	26.5%	(2.4) pts
Earnings per diluted share (1)	$1.09	$1.22	(10.7)%
Adjusted net income (1)(2)	$25,478	$29,721	(14.3)%
Adjusted earnings per diluted share (1)(2)	$1.31	$1.51	(13.2)%
Adjusted EBITDA (3)(4)	$46,916	$47,501	(1.2)%
Adjusted EBITDA margin (3)	53.5%	52.5%	1.0 pts
Net cash provided by operating activities	$41,567	$59,987	(30.7)%
Free cash flow (5)	$33,586	$49,937	(32.7)%

Notes:

(1)
The effective tax rates were approximately 22.5% for Q3 2024 and 23.9% for Q3 2023. The non-GAAP effective tax rates were approximately 18.9% for Q3 2024 and 19.1% for Q3 2023. The calculation for net income margin is net income divided by revenues.

(2)
Adjusted net income and Adjusted earnings per diluted share exclude certain non-GAAP items, as defined in the accompanying Reconciliation of GAAP to non-GAAP Financial Measures. Such exclusions totaled $0.22 and $0.29 per diluted share, respectively, for the three months ended September 30, 2024 and 2023. Adjusted net income and Adjusted earnings per diluted share are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes.

(3)
Adjusted EBITDA is defined as earnings before interest expense; interest income; other (expense) income, net; income tax expense; depreciation and amortization; and other items used to reconcile net income per diluted share to Adjusted earnings per diluted share, as presented in the Reconciliation of GAAP to non-GAAP Financial Measures. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA amounts and Adjusted EBITDA margin are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes. The most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA margin is net income and net income margin.

(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Adjusted EBITDA.
(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. Free cash flow amounts are not meant as a substitute for measures calculated in accordance with GAAP, but are solely for informational purposes.

CAPITAL ALLOCATION STRATEGIC INITIATIVES

Consensus ended the quarter with $54.6 million in cash and cash equivalents after the cash outlays detailed below.

The following table consists of our material capital allocation strategic initiatives (in thousands):

Capital Allocation:	Q3 2024	Cumulative Total	Remaining Under the Plan
Debt repurchase program (6)	$31,075	$186,772	$113,228
Common stock repurchase program (7)	$—	$31,790	$68,210

	Q3 2024	Q3 2023	Change
Purchases of property and equipment	$(7,981)	$(10,050)	(20.6)%

Notes:

(6)
On November 9, 2023, the Company’s Board of Directors approved a debt repurchase program, pursuant to which Consensus may reduce, through redemptions, open market purchases, tender offers, privately negotiated purchases or other retirements, a combination of the outstanding principal balance of the 2026 Senior Notes and 2028 Senior Notes. The authorization permits an aggregate principal amount reduction of up to $300 million and expires on November 9, 2026.

(7)	On March 1, 2022, the Company’s Board of Directors approved a share buyback program. Under this program, the Company may purchase in the public market or in off-market transactions up to $100.0 million worth of the Company’s common stock through February 2025.

Q4 2024 GUIDANCE (i)

The following table presents ranges for the Company’s Q4 2024 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenues	$83.0	$85.0	$87.0
Adjusted EBITDA	$42.0	$43.5	$45.0
Adjusted earnings per diluted share (ii)	$1.14	$1.19	$1.24

FULL YEAR 2024 GUIDANCE (i)

The following table presents ranges for the Company’s 2024 full year guidance (in millions, except per share amounts). The Revenues and Adjusted EBITDA range has been narrowed within previously provided guidance based on year to date 2024 performance plus Q4 2024 guidance presented above:

	Prior as of August 8, 2024		Updated as of November 7, 2024
	Low	High	Low	High
Revenues	$338	$353	$346	$350
Adjusted EBITDA	$182	$194	$186	$189
Adjusted earnings per diluted share (ii)	$5.45	$5.55	$5.45	$5.55

Notes:

(i)	Annual and quarterly guidance is provided on a non-GAAP basis, except revenues, only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.
(ii)
Annual and quarterly guidance for Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and certain gains or costs related to non-routine and other matters that are nonrecurring, in each case net of tax. The non-GAAP effective tax rate for Q4 2024 is expected to be between 20.5% and 22.5%.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is a global leader in digital cloud fax technology. With over 25 years of success with eFax® at its core, the Company has evolved to be a trusted provider of interoperability solutions, leveraging artificial intelligence and secure data exchange to transform digital information, automate critical workflows, and maximize operational efficiencies. Consensus maintains industry-leading compliance standards, making it a preferred partner for heavily regulated industries including healthcare, the public sector, financial services, insurance, real estate, and manufacturing. For more information about Consensus, visit consensus.com.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine and the Middle East); and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2023 Annual Report on Form 10-K filed by Consensus on February 28, 2024, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these non-GAAP financial measures, please see the appropriate GAAP to non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$54,598	$88,715
Accounts receivable, net of allowances of $5,441 and $6,271, respectively	25,807	26,342
Prepaid expenses and other current assets	9,430	10,191
Total current assets	89,835	125,248
Property and equipment, net	96,342	81,196
Operating lease right-of-use assets	6,924	6,766
Intangibles, net	42,201	44,990
Goodwill	349,454	348,822
Deferred income taxes	33,319	34,869
Other assets	4,419	5,364
TOTAL ASSETS	$622,494	$647,255

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$47,422	$36,506
Income taxes payable, current	4,787	2,224
Deferred revenue, current	21,386	22,041
Operating lease liabilities, current	2,330	2,038
Current portion of long-term debt	9,366	8,575
Total current liabilities	85,291	71,384
Long-term debt, net of current portion	603,124	725,405
Deferred revenue, noncurrent	2,005	2,270
Operating lease liabilities, noncurrent	12,586	13,212
Liability for uncertain tax positions	11,887	9,740
Deferred income taxes	545	1,098
Other long-term liabilities	245	268
TOTAL LIABILITIES	715,683	823,377
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 20,375,622 and 20,273,686 shares and total outstanding is 19,303,998 and 19,245,024 shares as of September 30, 2024 and December 31, 2023, respectively	204	203
Treasury stock, at cost (1,071,624 and 1,028,662 shares as of September 30, 2024 and December 31, 2023, respectively)	(31,990)	(31,282)
Additional paid-in capital	55,083	41,247
Accumulated deficit	(101,749)	(173,113)
Accumulated other comprehensive loss	(14,737)	(13,177)
TOTAL STOCKHOLDERS’ DEFICIT	(93,189)	(176,122)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$622,494	$647,255

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$87,753	$90,562	$263,399	$274,808

Cost of revenues (1)	17,658	16,853	51,828	51,607
Gross profit	70,095	73,709	211,571	223,201
Operating expenses:
Sales and marketing (1)	12,500	15,319	36,776	49,719
Research, development and engineering (1)	2,034	1,677	5,582	5,346
General and administrative (1)	17,136	17,798	53,240	56,382
Total operating expenses	31,670	34,794	95,598	111,447
Income from operations	38,425	38,915	115,973	111,754
Interest expense	(9,760)	(12,615)	(24,616)	(37,998)
Interest income	659	1,519	2,175	2,184
Other (expense) income, net	(2,069)	3,725	2,496	3,445
Income before income taxes	27,255	31,544	96,028	79,385
Income tax expense	6,135	7,537	24,664	18,862
Net income	$21,120	$24,007	$71,364	$60,523

Net income per common share:
Basic	$1.09	$1.22	$3.71	$3.07
Diluted	$1.09	$1.22	$3.69	$3.07

Weighted average shares outstanding:
Basic	19,300,283	19,627,188	19,256,739	19,708,991
Diluted	19,442,130	19,647,855	19,321,274	19,730,765

(1) Includes share-based compensation expense as follows:
Cost of revenues	$465	$309	$1,449	$939
Sales and marketing	592	375	1,856	1,134
Research, development and engineering	95	61	260	153
General and administrative	2,270	3,009	8,045	11,331
Total	$3,422	$3,754	$11,610	$13,557

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$71,364	$60,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,968	13,053
Amortization of financing costs and discounts	1,387	1,526
Non-cash operating lease costs	1,158	1,304
Share-based compensation	11,610	13,557
Provision for doubtful accounts	3,220	4,409
Deferred income taxes, net	1,255	2,029
Gain on extinguishment of debt	(6,667)	—
Other	—	30
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(2,663)	(6,126)
Prepaid expenses and other current assets	759	7,144
Other assets	947	1,182
Increase (decrease) in:
Accounts payable and accrued expenses	11,265	10,210
Income taxes payable	2,544	4,615
Deferred revenue	(924)	(2,088)
Operating lease liabilities	(1,726)	(1,578)
Liability for uncertain tax positions	2,147	2,323
Other liabilities	(23)	(34)
Net cash provided by operating activities	110,621	112,079
Cash flows from investing activities:
Purchases of property and equipment	(25,460)	(28,725)
Purchase of investments	—	(4,000)
Net cash used in investing activities	(25,460)	(32,725)
Cash flows from financing activities:
Proceeds from the issuance of common stock under employee stock purchase plan	747	871
Repurchase of common stock	(708)	(13,716)
Taxes paid related to net share settlement	(686)	(1,245)
Repurchase of debt	(116,162)	—
Net cash used in financing activities	(116,809)	(14,090)
Effect of exchange rate changes on cash and cash equivalents	(2,469)	(3,746)
Net change in cash and cash equivalents	(34,117)	61,518
Cash and cash equivalents at beginning of period	88,715	94,164
Cash and cash equivalents at end of period	$54,598	$155,682

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following table sets forth the reconciliation of net income to Adjusted net income for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024	Per Diluted Share	2023 *	Per Diluted Share *
Net income	$21,120	$1.09	$24,007	$1.22
Plus:
Share-based compensation (1)	3,422	0.18	3,754	0.19
Amortization (2)	834	0.04	977	0.05
Intra-entity transfers (3)	937	0.05	1,041	0.05
Debt extinguishment gain (4)	(112)	(0.01)	—	—
Other (5)	31	—	464	0.03
Income tax impact of above items	(754)	(0.04)	(522)	(0.03)
Adjusted net income	$25,478	$1.31	$29,721	$1.51
* The prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported Adjusted net income or Adjusted earnings per diluted share.
Adjusted net income as calculated above represents net income and the items used to reconcile GAAP to non-GAAP financial measures, including (1) share-based compensation; (2) amortization; (3) intra-entity transfers; (4) debt extinguishment gain; (5) other benefits or costs related to non-routine and other matters; and (6) income tax impact. Adjusted net income and weighted average diluted shares are then used to calculate Adjusted earnings per diluted share. The Company discloses these measures as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of these measures provides useful information to investors.
Adjusted net income and Adjusted earnings per diluted share are not calculated in accordance with, or presented as an alternative to, net income or earnings per diluted share, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, these measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements, the Company uses the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Company’s non-GAAP financial measures are adjusted for the following items:

(1) Share-based compensation. The Company excludes share-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that excluding the cumulative future unrealized benefit of the assets transferred in 2019 and amortization of the tax asset in the subsequent years in the non-GAAP financial measures, thereby presenting the tax benefit in the non-GAAP measures in the year of realization, provides meaningful supplemental information regarding operational performance and facilitates comparisons to historical operating results.

(4) Debt extinguishment gain. The Company excludes certain gains associated with the retirement of our debt. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Other. The Company excludes certain benefits or costs related to non-routine and other matters. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024	2023 *
Net income	$21,120	$24,007
Plus:
Interest expense	9,760	12,615
Interest income	(659)	(1,519)
Other expense (income), net	2,069	(3,725)
Income tax expense	6,135	7,537
Depreciation and amortization	5,038	4,364
EBITDA:
Plus:
Share-based compensation	3,422	3,754
Other	31	468
Adjusted EBITDA	$46,916	$47,501
* The prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on Adjusted EBITDA.
Adjusted EBITDA as calculated above represents earnings before interest expense, interest income, other expense (income), net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to non-GAAP financial measures, including (1) share-based compensation; and (2) other benefits or costs related to non-routine and other matters. The Company discloses Adjusted EBITDA as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not calculated in accordance with, or presented as an alternative to, net income, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(UNAUDITED, IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$41,567	$59,987	$110,621	$112,079
Less: Purchases of property and equipment	(7,981)	(10,050)	(25,460)	(28,725)
Free cash flow	$33,586	$49,937	$85,161	$83,354

Net cash provided by operating activities in Q3 2024 decreased to $41.6 million from $60.0 million in Q3 2023. Free cash flow in Q3 2024 decreased to $33.6 million from $49.9 million in Q3 2023. The decrease in these two items was primarily due to the impact on Q3 2023 of a foreign tax refund and the deferral of the Q2 and Q3 2023 federal income tax payments under the California Disaster Relief Act which were subsequently paid in Q4 2023.

The term Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. The Company discloses Free cash flow as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flow is not calculated in accordance with, or presented as an alternative to, net cash provided by operating activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, free cash flow is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key performance metrics for Consensus for the three months ended September 30, 2024 and 2023 (in thousands, except for percentages and Average Revenue per Customer Account):

	Three Months Ended September 30,
	2024	2023
Corporate revenue	$53,085	$50,430
Corporate customer accounts (1)	58	54
Corporate Average Revenue per Customer Account (“ARPA”) (2)	$310.13	$312.45
Corporate paid adds (3)	5	3
Corporate monthly account churn (4)	2.61%	1.49%

SoHo revenue	$34,664	$40,129
SoHo customer accounts (1)	767	859
SoHo ARPA (2)	$14.88	$15.31
SoHo paid adds (3)	64	64
SoHo monthly account churn (4)	3.38%	3.49%
(1) Consensus customers are defined as paying Corporate and SoHo customer accounts.

(2) Represents a monthly ARPA for the quarter and is calculated as follows: Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the periods presented.

(4) Monthly churn represents paid monthly SoHo and Corporate customer accounts that were cancelled during each month of the quarter divided by the average number of customers during each month of the same quarter (including the paid adds). The period measured is the quarter and expressed as a monthly churn rate over the respective period.